UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  February 19, 2001

Commission File Number 1-8097

ENSCO International Incorporated (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation) 2700 Fountain Place 1445 Ross Avenue Dallas, Texas (Address of principal executive offices)	76-0232579 (I.R.S. Employer Identification No.) 75202-2792 (Zip Code)
Registrant's telephone number, including area code: (214) 922-1500

Item 9. Regulation FD Disclosure

On February 16, 2001, ENSCO International Incorporated (the "Company") issued a press release regarding the contractual status of its offshore rig fleet as of February 15, 2001. A copy of the press release is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is a Contract Status of Offshore Rig Fleet report of ENSCO International Incorporated as of February 15, 2001.

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release issued by ENSCO International Incorporated regarding the contractual status of its offshore rig fleet as of February 15, 2001.

99.2	Contract Status of Offshore Rig Fleet report of ENSCO International Incorporated as of February 15, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date: February 19, 2001	/s/ C. CHRISTOPHER GAUT C. Christopher Gaut Chief Financial Officer

/s/ H. E. MALONE H. E. Malone Chief Accounting Officer